EXHIBIT 99.1
GIANT INDUSTRIES, INC.
NEWS RELEASE

Contact: Mark B. Cox
         Executive Vice President, Treasurer, & Chief Financial Officer Giant Industries, Inc.
         (480) 585-8888

FOR IMMEDIATE RELEASE

February 27, 2006


             GIANT INDUSTRIES, INC. ANNOUNCES RECORD FOURTH QUARTER
                  AND RECORD FULL YEAR 2005 OPERATING RESULTS


Scottsdale, Arizona, February 27, 2006 - Giant Industries, Inc. [NYSE: GI] announced today full year 2005 net earnings of $103.9 million or $7.62 per diluted share versus net earnings of $16.2 million or $1.42 per diluted share in 2004. For the fourth quarter of 2005, net earnings were $26.6 million or $1.82 per diluted share compared to net earnings of $729,000 or $0.06 per diluted share for the fourth quarter of 2004.

Fred Holliger, Giant's Chief Executive Officer, commented, "This past year was an outstanding year for Giant as we grew earnings and improved our balance sheet. In our Refining operations, stronger margins, both on the East Coast and in the Four Corners region, resulted in operating income rising approximately $111.6 million over 2004's level. Within our Wholesale operations, Phoenix Fuel's continued growth in both wholesale and cardlock fuel volumes, coupled with an increase in fuel margins, achieved an improvement of approximately $6.8 million in operating income over the prior year's level. Since its acquisition in July 2005, Dial Oil has also contributed to earnings; in fact, their earnings have consistently exceeded our original expectations. Our Retail operations continued to achieve growth in both merchandise and fuel sales on a comparable store basis. This sales growth combined with stronger fuel and merchandise margins resulted in an approximately $4.7 million improvement in operating income over the prior year level."

"Our fourth quarter 2005 results were quite strong given the fact that our largest refinery did not operate the last week of November and the entire month of December as a result of the fire that occurred at the facility on November 25, 2005. In addition to the loss of production, Refining group fourth quarter operating income was negatively impacted by approximately $3.5 million of expenses associated with the fire and expedited maintenance that we chose to perform while the refinery was down. Refining operating income for the quarter was up approximately 404% versus the fourth quarter of 2004. On January 18, 2006, we resumed partial operations at the Yorktown refinery. The refinery is operating at approximately two-thirds capacity or approximately 40,000 barrels per day and is currently targeted to return to full operation in April of this year."

"In the fourth quarter, the operating income contribution from our Wholesale operations increased by approximately 109% as a result of improved margins at Phoenix Fuel and the contribution from Dial Oil. Our Retail operations saw operating income increase by approximately 272% versus the fourth quarter 2004, as a result of increased fuel and merchandise sales coupled with improvement in both fuel and merchandise margins."

Holliger continued, "We also continue to make progress on improving our balance sheet, as our debt-to-total capitalization ratio improved to 41% at year-end versus 58% at the end of 2004. It's also worth noting that our debt-to-total capitalization ratio, net of cash, improved to 22% at year-end versus 55% at the end of last year."

Commenting on first quarter operations, Holliger said, "As a result of a relatively mild winter and higher import levels that have contributed to a build in inventory levels refining margins at Yorktown are currently lower than the same time last year. Additionally, because of the fire we are not operating our FCC unit at Yorktown. As a result, we are selling the feedstocks for the FCC unit that would normally be processed into higher valued gasoline and diesel. We have business interruption insurance coverage for the earnings impact of the fire after the policy's 45-day waiting period is exceeded, which occurred on January 9, 2006. Refining margins at the Four Corners refineries are currently higher than the same time last year. We continue to believe that the removal of MTBE from the gasoline pool later this spring, and the transition to Ultra Low Sulfur Diesel this summer, coupled with refining capacity constraints support a positive outlook for the industry in 2006."

"The Wholesale group continues to experience growth in fuel volumes, but is experiencing lower fuel margins compared to the same time last year. Our Retail operations are continuing to experience growth in both merchandise and fuel sales on a comparable store basis. Recently, fuel margins within our Retail operations have improved primarily due to decreases in the cost of fuel, while merchandise margins have remained stable."

Giant's senior management will hold a conference call at 1:00 p.m. EST (11:00 a.m. MST) on February 28, 2006 to discuss this earnings release and provide an update on company operations. The conference call will be broadcast live on the company's website at www.giant.com.

Giant Industries, Inc., headquartered in Scottsdale, Arizona, is a refiner and marketer of petroleum products. Giant owns and operates one Virginia and two New Mexico crude oil refineries, a crude oil gathering pipeline system based in Farmington, New Mexico, which services the New Mexico refineries, finished products distribution terminals in Albuquerque, New Mexico and Flagstaff, Arizona, a fleet of crude oil and finished product truck transports, and a chain of retail service station/convenience stores in New Mexico, Colorado, and Arizona. Giant is also the parent Company of Phoenix Fuel Co., Inc. and Dial Oil Co., both of which are wholesale petroleum products distributors. For more information, please visit Giant's website at www.giant.com.

This press release contains forward-looking statements that involve known and unknown risks and uncertainties. Forward-looking statements are identified by words or phrases such as "believes," "expects," "anticipates," "estimates," "should," "could," "plans," "intends," "will," variations of such words and phrases, and other similar expressions. While these forward-looking statements are made in good faith, and reflect the Company's current judgment regarding such matters, actual results could vary materially from the forward-looking statements. Important factors that could cause actual results to differ from forward-looking statements include, but are not limited to: the risk that the outlook for the industry will not remain positive, the risk that the earnings for Dial will not continue to exceed our expectations, the risk that the growth experienced by Wholesale Group and our Retail Group will not continue, retail fuel margins will not continue to improve and positively affect earnings, retail merchandise margins will not remain stable, we will not be able to further strengthen our overall financial condition, our Yorktown refinery will not be able to continue operating at 40,000 barrels per day while repairs are being completed, the risk that the repairs to the refinery could take longer than we expect, we will not receive anticipated amounts of insurance recovery in connection with the Yorktown fire, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on behalf of the Company, are expressly qualified in their entirety by the foregoing. Forward-looking statements made by the Company represent its judgment on the dates such statements are made. The Company assumes no obligation to update any forward-looking statements to reflect new or changed events or circumstance.

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
                              CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                              (Unaudited)

                                                             (In thousands except shares and per share data)
------------------------------------------------------------------------------------------------------------
                                                           Three Months Ended         Twelve Months Ended
                                                              December 31,                December 31,
------------------------------------------------------------------------------------------------------------
                                                           2005          2004          2005          2004
------------------------------------------------------------------------------------------------------------
Net revenues                                           $   920,938   $   674,308   $ 3,581,246   $ 2,511,589
------------------------------------------------------------------------------------------------------------
Cost of products sold (excluding depreciation
  and amortization)                                        798,110       603,414     3,093,191     2,186,070
Operating expenses                                          56,750        45,952       205,639       175,846
Depreciation and amortization                                9,845         9,763        40,280        37,105
Selling, general and administrative expenses                10,100         9,472        45,173        37,834
Net loss on disposal of assets, including assets
   held for sale                                               174           488         1,009           161
Gain from insurance settlement due to Ciniza fire                -        (2,949)       (3,688)       (3,907)
------------------------------------------------------------------------------------------------------------
Operating income                                            45,959         8,168       199,642        78,480
Interest expense                                            (5,327)       (7,685)      (24,485)      (32,907)
Costs associated with early debt extinguishment                  -           311        (2,082)      (10,564)
Amortization of financing costs                               (399)         (514)       (2,797)       (8,341)
Investment and other income                                  1,831           216         2,799           354
------------------------------------------------------------------------------------------------------------
Earnings from continuing operations before income taxes     42,064           496       173,077        27,022
Provision (benefit) for income taxes                        15,369          (251)       69,146        10,684
------------------------------------------------------------------------------------------------------------
Earnings from continuing operations                         26,695           747       103,931        16,338
(Loss) earnings from discontinued operations, net of
  income tax benefit (provision) of $11, ($9) and $73            -           (18)           15          (117)
------------------------------------------------------------------------------------------------------------
Cumulative effect of change in accounting principle,
  net of income tax benefit of $46                             (68)            -           (68)            -
------------------------------------------------------------------------------------------------------------
Net earnings                                           $    26,627   $       729   $   103,878   $    16,221
============================================================================================================
Net earnings (loss) per common share:
  Basic
    Continuing operations                              $      1.84   $      0.06   $      7.71   $      1.47
    Discontinued operations                            $         -   $         -   $         -   $     (0.01)
    Cumulative effect of change
      in accounting principle                          $     (0.01)  $         -   $     (0.01)  $         -
============================================================================================================
  Assuming dilution
    Continuing operations                              $      1.83   $      0.06   $      7.63   $      1.43
    Discontinued operations                            $         -   $         -   $         -   $     (0.01)
    Cumulative effect of change
      in accounting principle                          $     (0.01)  $         -   $     (0.01)  $         -
============================================================================================================
Weighted average number of shares outstanding:
    Basic                                               14,518,874    12,330,646    13,485,702    11,104,938
    Assuming dilution                                   14,626,099    12,535,479    13,629,132    11,358,298
============================================================================================================


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
                          CONDENSED CONSOLIDATED BALANCE SHEETS
                                     (Unaudited)

                                                              (In thousands)
-----------------------------------------------------------------------------------------
                                                  December 31, 2005     December 31, 2004
-----------------------------------------------------------------------------------------
Assets
Current assets                                        $  442,355          $  232,005
-----------------------------------------------------------------------------------------
Property, plant and equipment                            764,788             671,851
  Less accumulated depreciation and amortization        (297,962)           (265,475)
-----------------------------------------------------------------------------------------
                                                         466,826             406,376
Other assets                                              75,291              64,025
-----------------------------------------------------------------------------------------
Total Assets                                          $  984,472          $  702,406
=========================================================================================
Liabilities and Stockholders' Equity
Current liabilities                                   $  208,508          $  128,833
Long-term debt                                           274,864             292,759
Deferred income taxes                                     76,834              41,039
Other liabilities                                         24,430              23,336
Stockholders' equity                                     399,836             216,439
-----------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity            $  984,472          $  702,406
=========================================================================================
Certain reclassifications have been made to the year 2004 financial statements to conform to classifications used in 2005. These reclassifications had no effect on reported earnings or stockholders' equity.



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
                                         OPERATING STATISTICS

                                         4 Qtr. 2005  3 Qtr. 2005  2 Qtr. 2005  1 Qtr. 2005  4 Qtr. 2004
--------------------------------------------------------------------------------------------------------
Refining Group:
---------------
Four Corners Operations:
Crude Oil/NGL Throughput (BPD)              29,033       29,867       29,811       28,810       29,088
Refinery Sourced Sales Barrels (BPD)        27,075       29,096       29,344       28,559       28,198
Avg. Crude Oil Costs ($/Bbl)              $  60.21     $  60.59     $  51.64     $  47.46     $  47.18
Refining Margins ($/Bbl)                  $  16.64     $  18.08     $  13.48     $   7.86     $   7.36
Retail Fuel Volumes Sold as a % of
  Four Corners Refinery's Sourced
  Sales Barrels                                 37%          38%          37%          37%          37%

Yorktown Operations:
Crude Oil/NGL Throughput (BPD)              41,685       68,201       68,449       65,740       52,941
Refinery Sourced Sales Barrels (BPD)        45,566       70,936       71,539       62,726       56,854
Avg. Crude Oil Costs ($/Bbl)              $  57.72     $  58.05     $  48.76     $  44.96     $  44.55
Refining Margins ($/Bbl)                  $   9.61     $  11.25     $   7.30     $   6.78     $   4.56

Retail Group:(1)
-------------
Fuel Gallons Sold (000's)                   39,229       42,529       41,410       39,469       40,253
Fuel Margins ($/gal)                      $   0.29     $   0.21     $   0.17     $   0.11     $   0.17
Merchandise Sales ($ in 000's)            $ 34,524     $ 38,285     $ 36,325     $ 31,287     $ 32,635
Merchandise Margins                             28%          27%          27%          27%          26%
Number of Operating Units at
  End of Period                                123          124          124          125          124

Wholesale Group:
----------------
Phoenix Fuel
------------
Fuel Gallons Sold (000's)                  119,029      118,844      120,344      120,865      116,569
Fuel Margins ($/gal)                      $   0.08     $   0.08     $   0.06     $   0.06     $   0.06
Lubricant Sales ($ in 000's)              $  8,295     $  8,247     $  9,027     $  8,412     $  7,962
Lubricant Margins                               14%          28%          10%          14%          13%

Dial Oil
--------
Fuel Gallons Sold (000's)                   28,491       24,963            -            -            -
Fuel Margins ($/gal)                      $   0.18     $   0.12            -            -            -
Lubricant Sales ($ in 000's)              $  6,494     $  5,833            -            -            -
Lubricant Margins                               16%          13%           -            -            -
Merchandise Sales ($ in 000's)            $  1,800     $  2,241            -            -            -
Merchandise Margins                             36%          26%           -            -            -
Operating Retail Outlets at Period End          12           12            -            -            -
========================================================================================================


                                         4 Qtr. 2005  3 Qtr. 2005  2 Qtr. 2005  1 Qtr. 2005  4 Qtr. 2004
--------------------------------------------------------------------------------------------------------
Operating Income (Loss) (before
  corporate allocations) (in 000's)
-----------------------------------
Refining  - Four Corners Operations       $ 22,539     $ 32,968     $ 19,724     $  6,285     $  2,899
          - Yorktown Operations             16,533       52,288       27,312       17,650        4,854
Retail(1)                                    6,169        3,804        3,114       (1,679)       1,658
Wholesale:
  Phoenix Fuel                               4,110        6,641        2,815        3,699        3,194
  Dial Oil                                   2,581        1,509            -            -            -
Corporate                                   (5,800)     (11,698)      (8,557)      (5,043)      (6,922)
Net (loss) gain on disposal/write-down
  of assets(1)(2)                             (174)      (1,055)         425        3,505        2,455
--------------------------------------------------------------------------------------------------------
Total(1)                                  $ 45,958     $ 84,457     $ 44,833     $ 24,417     $  8,138
========================================================================================================
Capital Expenditures (in 000's)(3)
----------------------------------
Refining - Four Corners Operations(4)     $  5,687     $  3,958     $  1,930     $  1,167     $  1,302
         - Yorktown Operations              14,190       14,734       10,790        9,837       12,635
Retail                                       1,488        1,221        1,230          780        4,220
Wholesale:
  Phoenix Fuel                                 366          470          576          458          414
  Dial Oil                                     163           58            -            -            -
Corporate                                      375          252          345          584          259
--------------------------------------------------------------------------------------------------------
Total                                     $ 22,269     $ 20,693     $ 14,871     $ 12,826     $ 18,830
========================================================================================================
(1) Includes discontinued operations.
(2) Includes insurance proceeds related to the Ciniza fire incident.
(3) Excludes Yorktown refinery acquisition contingent payments.
(4) Includes disbursements related to the Ciniza fire incident.



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
                                Selected Financial Data

                                              December 31, 2005    December 31, 2004
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Working Capital (In Thousands)                      $ 233,847           $ 103,172
Current Ratio                                          2.12:1              1.80:1
Long-Term Debt As A Percent of Total Capital(5)          40.7%               57.5%
Net Debt As A Percent of Total Net Capital(6)            21.7%               55.4%
Book Value Per Share(7)                             $   27.36           $   17.55
Net cash provided by operating activities           $ 188,808           $  76,514
-------------------------------------------------------------------------------------

(5)  Total capital represents long-term debt plus total stockholders' equity.
(6) Net debt represents long-term debt less cash and cash equivalents. Total net capital represents long-term debt less cash and cash equivalents plus total stockholders' equity.
(7) Book value per share represents total stockholders' equity divided by number of common shares outstanding.




        Share Price Data  (NYSE: GI)

                    High      Low    Close
-------------------------------------------
2005 4th Quarter   $60.50   $47.80   $51.96
2005 3rd Quarter   $59.74   $35.90   $58.54
2005 2nd Quarter   $36.49   $25.52   $36.00
2005 1st Quarter   $31.81   $23.54   $25.70
2004 4th Quarter   $28.98   $22.00   $26.51



RECONCILIATIONS TO AMOUNTS REPORTED UNDER GENERALLY ACCEPTED ACCOUNTING
PRINCIPLES

REFINING GROUP

Refining Margin
---------------
Refining margin is the difference between average net sales prices and average cost of products produced per refinery sourced sales barrel of refined product. Refining margins for each of our refineries and all of our refineries on a consolidated basis are calculated as shown below.

                                                           Three Months Ended         Twelve Months Ended
                                                              December 31,                December 31,
------------------------------------------------------------------------------------------------------------
                                                           2005          2004          2005          2004
------------------------------------------------------------------------------------------------------------
AVERAGE PER BARREL

Four Corners Operations
  Net sales                                            $  78.22      $  57.46      $    72.42    $    52.15
  Less cost of products                                   61.58         50.10           58.39         43.19
------------------------------------------------------------------------------------------------------------
    Refining margin                                    $  16.64      $   7.36      $    14.03    $     8.96
============================================================================================================
Yorktown Operations
  Net sales                                            $  68.17      $  50.57      $    62.66    $    45.11
  Less cost of products                                   58.56         46.01           53.94         39.51
------------------------------------------------------------------------------------------------------------
    Refining margin                                    $   9.61      $   4.56      $     8.72    $     5.60
============================================================================================================
Consolidated
  Net sales                                            $  71.92      $  52.85      $    65.71    $    47.29
  Less cost of products                                   56.68         47.37           55.33         40.65
------------------------------------------------------------------------------------------------------------
    Refining margin                                    $  15.24      $   5.48      $    10.38    $     6.64
============================================================================================================

Reconciliations of refined product sales from produced products sold per barrel to net revenues

Four Corners Operations
  Average sales price per produced barrel sold         $  78.22      $  57.46      $    72.42    $    52.15
  Times refinery sourced sales barrels per day           27,075        28,198          28,516        27,355
  Times number of days in period                             92            92             365           366
------------------------------------------------------------------------------------------------------------
    Refined product sales from produced
      products sold (000's)                            $194,838      $149,064      $  753,772    $  522,122
============================================================================================================
Yorktown Operations
  Average sales price per produced barrel sold         $  68.17      $  50.57      $    62.66    $    45.11
  Times refinery sourced sales barrels per day           45,566        56,854          62,667        60,999
  Times number of days in period                             92            92             365           366
------------------------------------------------------------------------------------------------------------
    Refined product sales from produced
      products sold (000's)                            $285,774      $264,510      $1,433,251    $1,007,109
============================================================================================================
Consolidated (000's)
  Sum of refined product sales from produced
    products sold*                                     $480,612      $413,574      $2,187,023    $1,529,231
  Purchased product, Transportation and
    other revenues                                      120,306        51,473         266,484       202,039
------------------------------------------------------------------------------------------------------------
    Net revenue                                        $600,918      $465,047      $2,453,507    $1,731,270
============================================================================================================
*Includes inter-segment net revenues.


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
                                                              Three Months Ended         Twelve Months Ended
                                                                 December 31,                December 31,
---------------------------------------------------------------------------------------------------------------
                                                              2005          2004          2005          2004
---------------------------------------------------------------------------------------------------------------
Reconciliation of average cost of products per
produced per barrel sold to total cost of products
sold (excluding depreciation and amortization)

Four Corners Operations
  Average cost of products per produced barrel sold       $  61.58      $  50.10      $    58.39    $    43.19
  Times refinery sourced sales barrels per day              27,075        28,198          28,516        27,355
  Times number of days in period                                92            92             365           366
---------------------------------------------------------------------------------------------------------------
    Cost of products for produced products
    sold (000's)                                          $153,389      $129,970      $  607,743    $  432,415
===============================================================================================================
Yorktown Operations
  Average cost of products per produced barrel sold       $  58.56      $  46.01      $    53.94    $    39.51
  Times refinery sourced sales barrels per day              45,566        56,854          62,667        60,999
  Times number of days in period                                92            92             365           366
---------------------------------------------------------------------------------------------------------------
    Cost of products for produced products sold (000's)   $245,488      $240,658      $1,233,794    $  882,086
===============================================================================================================
Consolidated
  Sum of refined cost of produced products sold           $398,877      $370,628      $1,841,537    $1,314,501
  Purchased product, transportation and other cost
    of products sold                                       114,554        45,120         236,363       175,706
---------------------------------------------------------------------------------------------------------------
    Total cost of products sold (excluding
      depreciation and amortization)                      $513,431      $415,748      $2,077,900    $1,490,207
===============================================================================================================



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
RETAIL GROUP

Fuel Margin
-----------
Fuel margin is the difference between fuel sales less cost of fuel sales divided by number of gallons sold.


                                                              Three Months Ended         Twelve Months Ended
                                                                 December 31,                December 31,
---------------------------------------------------------------------------------------------------------------
                                                              2005          2004          2005          2004
---------------------------------------------------------------------------------------------------------------
(in 000's except fuel margin per gallon)

Fuel sales                                                $  99,697     $  78,485     $  381,166   $  291,923
Less cost of fuel sold                                       88,344        71,511        349,467      263,484
---------------------------------------------------------------------------------------------------------------
Fuel margin                                               $  11,353     $   6,974     $   31,699   $   28,439
Number of gallons sold                                       39,229        40,253        162,637      156,917
Fuel margin per gallon                                    $    0.29     $    0.17     $     0.19   $     0.18

Reconciliation of fuel sales to net revenues (000's)

Fuel sales                                                $  99,697     $  78,485     $  381,166   $  291,923
Excise taxes included in sales                              (16,665)      (16,796)       (62,671)     (58,867)
---------------------------------------------------------------------------------------------------------------
Fuel sales, net of excise taxes                              83,032        61,689        318,495      233,056
Merchandise sales                                            34,524        32,635        140,422      134,012
Other sales                                                   4,872         4,003         16,824       15,119
---------------------------------------------------------------------------------------------------------------
Net revenues                                              $ 122,428     $  98,327     $  475,741   $  382,187
===============================================================================================================

Reconciliation of fuel cost of products sold to total cost of products sold (excluding depreciation and amortization) (000's)

Fuel cost of products sold                                $  88,344     $  71,511     $  349,467   $  263,484
Excise taxes included in cost of products sold              (16,665)      (16,796)       (62,671)     (58,867)
---------------------------------------------------------------------------------------------------------------
Fuel cost of products sold, net of excise taxes              71,679        54,715        286,796      204,617
Merchandise cost of products sold                            24,910        24,248        102,079      101,891
Other cost of products sold                                   3,971         3,256         13,466       12,044
---------------------------------------------------------------------------------------------------------------
Total cost of products sold (excluding depreciation
  and amortization)                                       $ 100,560     $  82,219     $  402,341   $  318,552
===============================================================================================================


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
WHOLESALE GROUP

Fuel Margin
-----------
Fuel margin is the difference between fuel sales less cost of fuel sales divided by number of gallons sold.

Phoenix Fuel
------------
                                                              Three Months Ended         Twelve Months Ended
                                                                 December 31,                December 31,
---------------------------------------------------------------------------------------------------------------
                                                              2005          2004          2005          2004
---------------------------------------------------------------------------------------------------------------
(in 000's except fuel margin per gallon)

Fuel sales                                                $  273,394    $  211,845    $1,033,660    $  807,158
Less cost of fuel sold                                       264,225       204,807     1,000,488       781,223
---------------------------------------------------------------------------------------------------------------
Fuel margin                                               $    9,169    $    7,038    $   33,172    $   25,935
Number of gallons sold                                       119,029       116,569       479,083       473,009
Fuel margin per gallon                                    $     0.08    $     0.06    $     0.07    $     0.05

Reconciliation of fuel sales to net revenues (000's)

Fuel sales                                                $  273,394    $  211,845    $1,033,660    $  807,158
Excise taxes included in sales                               (43,277)      (38,669)     (162,780)     (160,776)
---------------------------------------------------------------------------------------------------------------
Fuel sales, net of excise taxes                              230,117       173,176       870,880       646,382
Lubricant sales                                                8,295         7,962        33,981        30,597
Other sales                                                      535           813         3,937         3,596
---------------------------------------------------------------------------------------------------------------
Net revenues                                              $  238,947    $  181,951    $  908,798    $  680,575
===============================================================================================================

Reconciliation of fuel cost of products sold to total cost of products sold (excluding depreciation and amortization) (000's)

Fuel cost of products sold                                $  264,225    $  204,807    $1,000,488    $  781,223
Excise taxes included in cost of products sold               (43,277)      (38,669)     (162,780)     (160,776)
---------------------------------------------------------------------------------------------------------------
Fuel cost of products sold, net of excise taxes              220,948       166,138       837,708       620,447
Lubricant cost of products sold                                7,159         6,964        28,427        26,633
Other cost of products sold                                      267           262           992           605
---------------------------------------------------------------------------------------------------------------
Total cost of products sold (excluding depreciation
  and amortization)                                       $  228,374    $  173,364    $  867,127    $  647,685
===============================================================================================================

Dial Oil(1),(2)
---------------
                                                              Three Months Ended         Twelve Months Ended
                                                                 December 31,                December 31,
---------------------------------------------------------------------------------------------------------------
                                                              2005          2004          2005          2004
---------------------------------------------------------------------------------------------------------------
(in 000's except fuel margin per gallon)

Fuel sales                                                $  60,403     $       -     $  112,656    $       -
Less cost of fuel sold                                       55,414             -        104,733            -
---------------------------------------------------------------------------------------------------------------
Fuel margin                                               $   4,989     $       -     $    7,923    $       -
Number of gallons sold                                       28,491             -         53,453            -
Fuel margin per gallon                                    $    0.18     $       -     $     0.15    $       -

Reconciliation of fuel sales to net revenues (000's)

Fuel sales                                                $  60,403     $       -     $  112,656    $       -
Lubricant and merchandise sales                               8,295             -         16,869            -
Other sales                                                     703             -          1,465            -
---------------------------------------------------------------------------------------------------------------
Net revenues                                              $  69,401     $       -     $  130,990    $       -
===============================================================================================================

Reconciliation of cost of fuel sold to total cost of products sold (excluding depreciation and amortization)

Fuel cost of products sold                                $  55,414     $       -     $  104,733    $       -
Lubricants and merchandise cost of products sold              6,637             -         13,803            -
Other cost of products sold                                     361             -            361            -
---------------------------------------------------------------------------------------------------------------
Total cost of products sold (excluding
  depreciation and amortization)                          $  62,412     $       -     $  118,897    $       -
===============================================================================================================

(1) Statistics presented are from July 12, 2005 to December 31, 2005.
(2) Dial Oil presents sales and cost of sales, net of excise taxes.

Consolidated
------------
                                                              Three Months Ended         Twelve Months Ended
                                                                 December 31,                December 31,
---------------------------------------------------------------------------------------------------------------
                                                              2005          2004          2005          2004
---------------------------------------------------------------------------------------------------------------
Reconciliation to net revenues reported in
Condensed Consolidated Statement of Earnings (000's)

Net revenues - Refinery Group                             $  600,918   $  465,047     $2,453,507    $1,731,270
Net revenues - Retail Group                                  122,428       98,327        475,741       382,187
Net revenues - Wholesale Group:
  Net revenues - Phoenix Fuel                                238,947      181,951        908,798       680,575
  Net revenues - Dial Oil                                     69,401            -        130,990             -
Net revenues - Other                                              77           43            455           529
Eliminations                                                (110,833)     (71,060)      (388,245)     (282,972)
---------------------------------------------------------------------------------------------------------------
Total net revenues reported in Condensed
Consolidated Statement of Earnings                        $  920,938   $  674,308     $3,581,246    $2,511,589
===============================================================================================================

Reconciliation to cost of products sold
(excluding depreciation and amortization) in
Condensed Consolidated Statement of Earnings (000's)

Cost of products sold - Refinery Group
  (excluding depreciation and amortization)               $  513,431   $  415,748     $2,077,900    $1,490,207
Cost of products sold - Retail Group (excluding
  depreciation and amortization)                             100,560       82,219        402,341       318,552
Cost of products sold - Wholesale Group:
  Cost of products sold - Phoenix Fuel
  (excluding depreciation and amortization)                  228,374      173,364        867,127       647,685
  Cost of products sold - Dial Oil (excluding
  depreciation and amortization)                              62,412            -        118,897             -
Eliminations                                                (110,833)     (71,060)      (388,245)     (282,972)
Other                                                          4,166        3,143         15,171        12,598
---------------------------------------------------------------------------------------------------------------
Total cost of products sold (excluding
  depreciation and amortization) reported in
  Condensed Consolidated Statement of Earnings            $  798,110   $  603,414     $3,093,191    $2,186,070
===============================================================================================================

Our refining margin per barrel is calculated by subtracting cost of products from net sales and dividing the result by the number of barrels sold for the period. Our fuel margin per gallon is calculated by subtracting cost of fuel sold from fuel sales and dividing the result by the number of gallons sold for the period. We use refining margin per barrel and fuel margin per gallon to evaluate performance, and allocate resources. These measures may not be comparable to similarly titled measures used by other companies. Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered as alternatives to segment operating income, revenues, costs of sales and operating expenses or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America.
